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                                                                   EXHIBIT 11.1


                               XTRA CORPORATION
    EARNINGS PER SHARE AND WEIGHTED AVERAGE SHARES OUTSTANDING CALCULATION
    ----------------------------------------------------------------------
            FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 AND 1994
                (MILLIONS OF DOLLARS EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)

                                                    Three Months Ended
                                                       December 31,
                                                    ------------------
                                                      1995       1994
                                                    --------  --------
Net Income                                           $  13.9   $  19.1
                                                     =======   =======

Weighted average number of fully diluted common
  shares outstanding (in thousands)                   16,431    17,034

Earnings per common and
  dilutive common equivalent share                   $  0.85   $  1.12
                                                     =======   =======


Computation of Primary Shares Outstanding (in thousands)
--------------------------------------------------------

Weighted average common shares outstanding            16,396    16,942

Common stock equivalents for primary EPS:                 35        92
                                                     -------   -------

Weighted average number of common
  shares outstanding (primary)                        16,431    17,034
                                                     =======   =======


Computation of Fully Diluted Shares Outstanding (in thousands)
--------------------------------------------------------------

Weighted average common shares outstanding            16,396    16,942

Common stock equivalents for fully diluted EPS:           35        92
                                                     -------   -------

Weighted average number of common
  shares outstanding (fully diluted)                  16,431    17,034
                                                     =======   =======
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